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                                                                    EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated August 23, 1999, except for Note 8, which is as of August 31, 1999, relating to the financial statements of YourPharmacy.com, Inc., which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP

St. Louis, Missouri
September 21, 1999